Exhibit 99.1

FG Financial Group, Inc. Reports First Quarter 2023 Financial Results

05/12/2023

FG Financial Group Sees Growth in Both Net Premiums Earned and Net Investment Income Resulting in Strong Net Profitability for the Quarter

ITASCA, IL – FG Financial Group, Inc. (Nasdaq: FGF) (the “Company”), today announced results for the first quarter ended March 31, 2023. FG Financial is a reinsurance and asset management holding company focused on collateralized and loss capped reinsurance and merchant banking that allocates capital in partnership with Fundamental Global®, a private partnership led by Kyle Cerminara and Joe Moglia, as well as other strategic investors.

FG Financial Group CEO Larry Swets, Jr. commented, “We are off to a strong start in 2023 with growth across both our merchant banking and reinsurance platform. Our reinsurance business continued to successfully establish its niche by carefully evaluating opportunities to deploy capital. Our merchant banking division, which we launched last year, saw two milestones in the quarter. We announced the formation of Craveworthy, a growing restaurant brand platform that currently owns, operates and franchises 7 distinct brands in 24 states. Also, our SPAC FG Merger announced a business combination with iCoreConnect which is successfully taking advantage of significant technology tailwinds driven by the healthcare industry shift from server to cloud environments and increasing mandated compliance. Finally, this morning the SPAC FG Acquisition Corp. announced a business combination with ThinkMarkets, a multi-asset online brokerage with a global presence. We are confident that the ThinkMarkets team is positioned to take leadership in this segment and they have demonstrated a clear path for growth. As we move through 2023, we continue to evaluate asymmetric risk/reward opportunities and focus on patiently allocating capital to drive long-term returns for our shareholders.”

FG Financial Group Chairman Kyle Cerminara added, “This was an excellent quarter for FG Financial, and the execution in both our reinsurance and merchant banking businesses drove strong net income. One of the goals when we formed the merchant banking platform was to leverage our experience to create flexible and innovative structures for growing business. FG Merger’s business combination agreement with iCoreConnect, announced during the quarter, is a reflection of this strategy; its unique structure enables all investors, including individuals, to have the opportunity to invest at terms typically only available to a select group of institutional investors. We are also excited about FG Acquisition Corp.’s proposed business combination with ThinkMarkets announced this morning. ThinkMarkets has seen significant revenue growth from $35 million in 2019 to over $62 million in 2022 and is well positioned to scale its business and realize margin expansion. We look forward to continuing to drive growth across the FG platform and building long-term shareholder value.”

Select 2023 First Quarter Results and Highlights

FG Financial Group’s 2023 first quarter financial results included:

●	Net reinsurance premiums earned increased to $3.7 million for the three months ended March 31, 2023, from $2.5 million in the first quarter of the prior year. The Company’s reinsurance operations benefited from continued increase in net earned premiums, without incurring any major losses from large catastrophe events.
●	Net investment income for the three months ended March 31, 2023, was $2.8 million compared to a net investment loss of $2.3 million in the first quarter of the prior year.
●	The Company paid the 8% Series A Preferred Share dividend of $0.45 million, or $0.50 per share, which represents the Company’s 20th consecutive quarter of paying the full dividend due on the 8% Series A Preferred Shares since their issuance in February 2018.
●	General and administrative expense was $2.5 million for the three months ended March 31, 2023, as compared to $1.7 million for the same period in the prior year. The increase was primarily related to an increase in stock compensation expense.

Net income attributable to common shareholders for the first quarter of 2023 was $0.9 million, or $0.10 per fully diluted share, compared to a loss of $4.3 million, or $(0.66) per fully diluted share for the first quarter of 2022.

Balance Sheet Highlights

As of March 31, 2023, FG Financial Group’s key balance sheet items included:

●	Cash and cash equivalents of $4.3 million.
●	Investment holdings totaling $27.5 million, including directly or indirectly held investments in OppFi, holdings under the Company’s Merchant Banking Platform for FG Merger Corp. and FG Acquisition Corp., and other investments.
●	Total shareholders’ equity of $38.8 million.

FG Financial Group, Inc.

FG Financial Group, Inc. is a reinsurance and asset management holding company focused on collateralized and loss capped reinsurance and merchant banking that allocates capital in partnership with Fundamental Global®, a private partnership led by Kyle Cerminara and Joe Moglia, as well as other strategic investors. The Company’s principal business operations are conducted through its subsidiaries and affiliates.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “can,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “evaluate,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probable,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “view,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the Company’s future business plans and initiatives are forward-looking in nature. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, and may impact our ability to implement and execute on our future business plans and initiatives. Management cautions that the forward-looking statements in this release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation: risks associated with our inability to identify and realize business opportunities, and the undertaking of any new such opportunities; general conditions in the global economy, our lack of operating history or established reputation in the reinsurance industry; our inability to obtain or maintain the necessary approvals to operate reinsurance subsidiaries; risks associated with operating in the reinsurance industry, including inadequately priced insured risks, credit risk associated with brokers we may do business with, and inadequate retrocessional coverage; our inability to execute on our investment and investment management strategy, including our strategy to invest in the risk capital of special purpose acquisition companies (SPACs); potential loss of value of investments; risk of becoming an investment company; fluctuations in our short-term results as we implement our new business strategy; risks of being unable to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; our limited operating history as a public company; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; potential conflicts of interest between us and our directors and executive officers; risks associated with our related party transactions and investments; and risks associated with our investments in SPACs, including the failure of any such SPAC to complete its initial business combination. Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. You are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements are made only as of the date hereof and do not necessarily reflect our outlook at any other point in time. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect new information, future events or developments.

INVESTOR RELATIONS:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

(203) 972-9200

IR@fgfinancial.com

FG FINANCIAL GROUP, INC.

Consolidated Balance Sheets

($ in thousands, except per share data)

	March 31, 2023	December 31, 2022
ASSETS
Equity securities, at fair value (cost basis of zero and $889, respectively)	$-	$841
Other investments	27,475	24,839
Cash and cash equivalents	4,304	3,010
Deferred policy acquisition costs	1,270	1,527
Reinsurance balances receivable (net of current expected losses allowance of $106 and zero, respectively)	9,702	9,269
Funds deposited with reinsured companies	6,513	9,277
Other assets	740	712
Total assets	$50,004	$49,475

LIABILITIES
Loss and loss adjustment expense reserves	$4,044	$4,409
Unearned premium reserves	6,530	6,823
Accounts payable	433	723
Other liabilities	190	225
Total liabilities	$11,197	$12,180

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Series A Preferred Shares, $25.00 par and liquidation value, 1,000,000 shares authorized; 894,580 shares issued and outstanding as of March 31, 2023 and December 31, 2022	$22,365	$22,365
Common stock, $0.001 par value; 100,000,000 shares authorized; 9,438,739 and 9,410,473 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	9	9
Additional paid-in capital	50,736	50,021
Accumulated deficit	(34,303)	(35,100)
Total shareholders’ equity	38,807	37,295
Total liabilities and shareholders’ equity	$50,004	$49,475

FG FINANCIAL GROUP, INC.

Consolidated Statements of Operations

($ in thousands, except per share data)

	Three months ended March 31,
	2023	2022
Revenue:
Net premiums earned	$3,657	$2,473
Net investment income (loss)	2,840	(2,346)
Other income	30	25
Total revenue	6,527	152

Expenses:
Net losses and loss adjustment expenses	1,917	1,524
Amortization of deferred policy acquisition costs	713	712
General and administrative expenses	2,547	1,739
Total expenses	5,177	3,975

Income (loss) before income taxes	1,350	(3,823)
Income taxes	–	–
Net Income (loss)	$1,350	$(3,823)

Dividends declared on Series A Preferred Shares	447	447
Income (loss) attributable to FG Financial Group, Inc. common shareholders	$903	$(4,270)

Basic and diluted net income (loss) per common share:
Basic	$0.10	$(0.66)
Diluted	$0.10	$(0.66)
Weighted average common shares outstanding:
Basic and diluted	9,421,993	6,477,568